EX-99
  2
                                  EXHIBIT 99.2

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2000 has been prepared to give effect to the sale of substantially all the assets and liabilities of our Consumer Electronics business, including substantially all of the assets and liabilities of our wholly owned subsidiary, Viona Development Hard and Software Engineering GmbH & Co. KG, to STMicroelectronics NV as if it had occurred on January 1, 2000. The unaudited pro forma consolidated balance sheet as of December 31, 2000 has been prepared to give effect to the disposition as if it had occurred on such date. The unaudited pro forma consolidated financial statements are not necessarily indicative of the results that would have been obtained had the disposition been completed as of the dates presented or for any future period. The unaudited pro forma consolidated financial statements should be read in conjunction with our Consolidated Financial Statements and notes thereto included in our December 31, 1999 Form 10-K.
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                  RAVISENT Technologies Inc. and Subsidiaries
                Unaudited Pro Forma Consolidated Balance Sheet
                               December 31, 2000
                                (In thousands)

                                                     RAVISENT           (1)                   RAVISENT
                                                    Historical      Adjustments     Notes     Pro Forma
                                                    ----------      -----------     -----     ---------
Current assets:
Cash and cash equivalents                           $     9,615     $    54,302      (2)      $    63,917
Accounts receivable, net                                  5,901          (1,003)     (3)            4,898
Inventory, net                                           20,883               -                    20,883
Prepaid expenses and other current assets                 2,172            (172)     (3)            2,000
                                                    -----------     -----------               -----------
Total current assets                                     38,571          53,127                    91,698
                                                    -----------     -----------               -----------

Furniture and equipment, net                              3,995          (2,068)     (4)            1,927
Goodwill and intangibles, net and other assets           17,628          (1,117)     (5)           16,511
                                                    -----------     -----------               -----------
Total assets                                        $    60,194     $    49,942               $   110,136
                                                    ===========     ===========               ===========
Current liabilities:
Accounts payable                                    $    11,088     $      (164)     (6)      $    10,924
Accrued liabilities                                       2,147           6,789      (6)            8,936
Deferred revenue                                          1,473               -                     1,473
Other current liabilities                                   626               -                       626
                                                    -----------     -----------               -----------
Total current liabilities                                15,334           6,625                    21,959
                                                    -----------     -----------               -----------
Non-current liabilities:
Other liabilities                                            30               -                        30
                                                    -----------     -----------               -----------
Total liabilities                                        15,364           6,625                    21,989

Total stockholders' equity                               44,830          43,317      (7)           88,147
                                                    -----------     -----------               -----------
Total liabilities and stockholders' equity          $    60,194     $    49,942               $   110,136
                                                    ===========     ===========               ===========

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

                  RAVISENT Technologies Inc. and Subsidiaries
           Unaudited Pro Forma Consolidated Statement of Operations
                     For the Year Ended December 31, 2000
                     (In thousands, except per share data)


                                                              RAVISENT           (8)                     RAVISENT
                                                             Historical       Adjustments    Notes       Pro Forma
                                                             ----------       -----------    -----       ---------
Revenues:
   License and Services                                        $ 14,226          $(1,614)      (9)        $ 12,612
   Hardware                                                       6,628                -                     6,628
                                                               --------          -------                  --------
     Total revenues                                              20,854           (1,614)                   19,240
                                                               --------          -------                  --------

Cost of revenues:
   License and services                                           5,155             (403)      (10)          4,752
   Hardware                                                       6,849                -                     6,849
                                                               --------          -------                  --------
     Total cost of revenues                                      12,004             (403)                   11,601
                                                               --------          -------                  --------

     Gross profit                                                 8,850           (1,211)                    7,639
                                                               --------          -------                  --------
Operating expenses:
Research and development                                         10,187           (4,414)      (11)          5,773
Sales and marketing                                              10,862           (1,718)      (12)          9,144
General and administrative                                       15,222           (1,530)      (13)         13,692
Depreciation and amortization                                     5,896           (1,186)      (14)          4,710
Compensation related to stock warrants and options                7,324             (278)      (15)          7,046
Compensation related to acquisition                                 255                -                       255
Acquired in-process research and development                      1,373                -                     1,373
                                                               --------          -------                  --------
  Total operating expenses                                       51,119           (9,126)                   41,993
                                                               --------          -------                  --------

Operating income (loss)                                         (42,269)           7,915                   (34,354)

Interest (income) expense, net                                   (1,792)             (67)      (16)         (1,859)
Other (income) expense                                              (51)              51       (16)              -
                                                               --------          -------                  --------

Income (loss) before income taxes                               (40,426)           7,931                   (32,495)

Provision for income taxes                                           40                -                        40
                                                               --------          -------                  --------

Net income (loss)                                              $(40,466)         $ 7,931                  $(32,535)
                                                               ========          =======                  ========

Basic and diluted net loss per weighted average share of
common stock outstanding                                       $  (2.44)                                  $  (1.96)
                                                               ========                                   ========

Weighted average shares outstanding used in per common
share calculation (basic and diluted)                            16,607                                     16,607
                                                               ========                                   ========

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

                        NOTES TO THE UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS
                                 (In thousands)

(1) All pro forma information contained in the December 31, 2000 consolidated balance sheet assumes that the asset sale by the Company to STMicroelectronics occurred on December 31, 2000.

(2) This adjustment represents the cash received in connection with the sale to STMicroelectronics, net of the amount held in escrow of $800.

(3) This adjustment represents the accounts receivable and prepaid expenses that were purchased by STMicroelectronics. Included in the adjustment is a $100 reduction for a consumer electronics employee's loan in connection with the transaction.

(4) This adjustment represents the net book value of the furniture and equipment that were purchased by STMicroelectronics.

(5) This adjustment represents the net book value of the goodwill of our wholly owned subsidiary Viona Development Hard and Software Engineering GmbH & Co. KG that was purchased by STMicroelectronics.

(6) These adjustments represent the accounts payable and accrued liabilities, which were assumed by STMicroelectronics of approximately $295. In addition, $6,920 was accrued for expenses related to the transaction, including investment banking and professional fees, estimated taxes, insurance and bonuses for certain consumer electronics employees payable in connection with the transaction.

(7) This adjustment represents an estimate of the net after tax increase in stockholders' equity resulting from the net assets sold to STMicroelectronics. This amount has been reduced by the estimated transaction costs of $6,920 (note 6).

     The estimated net gain on the sale of assets has been excluded from the accompanying pro forma consolidated statement of operations since the gain is non-recurring.

(8) All pro forma adjustments presented in the consolidated statement of operations for the year ended December 31, 2000 assume that the asset sale to STMicroelectronics was completed on January 1, 2000.

(9) This adjustment reflects the loss of license and services revenues that would have resulted had the Company consummated the sale on January 1, 2000.

(10) This adjustment reflects the reduction of cost of revenues associated with license and services revenues that would have resulted had the Company consummated the sale on January 1, 2000.

(11) This adjustment reflects the reduction of research and development costs that would have resulted had the Company consummated the sale on January 1, 2000. This reduction is primarily related to the employees that will be joining STMicroelectronics as part of the transaction.

(12) This adjustment reflects the reduction of sales and marketing costs that would have resulted had the Company consummated the sale on January 1, 2000. This reduction is primarily related to the employees that will be joining STMicroelectronics as part of the transaction.

(13) This adjustment reflects the reduction of general and administrative costs that would have resulted had the Company consummated the sale on January 1, 2000. This reduction is primarily related to the employees that will be joining STMicroelectronics as part of the transaction and a decrease in rent expense due to the assumption by STMicroelectronics of the Company's corporate headquarters lease.

(14) This adjustment reflects the reduction of depreciation and goodwill amortization that would have resulted had the Company consummated the sale on January 1, 2000.

(15) This adjustment reflects the reduction of compensation related to stock options that would have resulted had the Company consummated the sale on January 1, 2000.

(16) These adjustments reflect the reduction in interest expense associated with a portion of the purchase price, discounted and payable in annual installments, in connection with the acquisition of Viona in 1998 and a foreign currency gain associated with the payment on the liability.